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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated October 26, 1995, with respect to the financial statements of Oak Brook Office Supply and Equipment Corporation included in the Registration Statement on Form S-4 (333-1928).

                                          /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
August 12, 1996